Exhibit 8.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

June 22, 2022

COERT Holdings 1 LLC

20 Horseneck Lane

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to COERT Holdings 1 LLC, a Delaware limited liability company (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

At your request, and in connection with the Registration Statement on Form S-3 (the “Registration Statement”) we are rendering our opinion regarding certain U.S. federal income tax considerations.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the governing documents of the Permianville Royalty Trust, (ii) the Registration Statement, and (iii) such other documents, corporate records, information, and materials as we have deemed necessary or appropriate for purposes of this opinion.

In rendering this opinion, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements, and representations contained in the documents we have reviewed were true, complete, and correct at the time made and will continue to be true, complete, and correct, and that all such facts, information, statements, and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, our opinion as expressed below may be adversely affected.

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COERT Holdings 1 LLC June 22, 2022 Page 2

Our opinion is based on the Code, the Treasury Regulations, case law, and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion. We have not sought and will not seek a tax ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is limited to legal rather than factual matters, it has no official status and it is not in any way binding on the IRS or any court. It is possible that the IRS or a court could, when presented with these facts, reach a different conclusion.

Based upon and subject to the foregoing and the limitations and qualifications set forth herein and in the Registration Statement, the discussion in the section of the Registration Statement entitled “U.S. Federal Income Tax Considerations” constitutes our opinion as to the material U.S. federal income tax consequences of the matters described therein. Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local, or non-U.S. income, estate, gift, transfer, sales, use, or other tax consequences.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ Kirkland & Ellis LLP